Exhibit 99.1

Globalscape® Announces Financial Results for Fourth Quarter 2014 and Fiscal 2014

Quarter and Annual Revenue the Highest in Company History; Quarterly Dividend Program Announced

SAN ANTONIO — February 5, 2015 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a leading developer of secure information exchange solutions, announced today its financial results for the three months and fiscal year ended December 31, 2014, and the initiation of a quarterly dividend program.

Revenue for the fourth quarter of 2014 was $7.9 million, which is the highest quarterly revenue in Globalscape’s history. This result is an increase of 27 percent when compared with revenue of $6.2 million for the fourth quarter of 2013.

Revenue for the year ended December 31, 2014, was $26.8 million, which is the highest annual revenue in Globalscape’s history. This result is an increase of 10 percent when compared with revenue of $24.3 million for the year ended December 31, 2013.

Deferred revenue, which can be an indicator of future revenue trends, was $14.8 million at December 31, 2014, compared with $10.8 million at December 31, 2013, or an increase of 37 percent.

For the fourth quarter of 2014, the Company had net income of $1.2 million compared with net income of $655,000 for the fourth quarter of 2013. Earnings per share was $0.06 for the fourth quarter of 2014 compared with $0.03 for the fourth quarter of 2013.

For the year ended December 31, 2014, the Company had net income of $3.0 million compared with net income of $3.8 million for the year ended December 31, 2013. Earnings per share was $0.15 for the year ended December 31, 2014, compared with $0.21 for the year ended December 31, 2013.

Net income for the year ended December 31, 2013, included infrequent items resulting from the TappIn intangible impairment and earnout liability elimination which occurred in the third quarter of fiscal 2013.  Net income excluding infrequent items for the year ended December 31, 2013, was $2.5 million. Basic and diluted earnings per share excluding infrequent items for the year ended December 31, 2013, was $0.13.

Adjusted EBITDA Excluding Infrequent Items was $5.4 million for the year ended December 31, 2014, compared with $5.2 million for the year ended December 31, 2013.

Net income excluding infrequent items and adjusted EBITDA excluding infrequent items are not measures of financial performance under GAAP and have limitations as analytical tools and when assessing the Company’s operating performance. These measures should not be considered in isolation from or as a substitute for net income or other income statement data prepared in accordance with GAAP.

Net cash provided by operating activities was $8.5 million for the year ended December 31, 2014, compared to $4.5 million for the year ended December 31, 2013. Cash, cash equivalents and long-term investments were $14.5 million at December 31, 2014.  During the third quarter of 2014, the Company repaid all its notes payable and no longer has any notes payable or long term debt.

“We are pleased with the progress we made in the 2014 that established a solid foundation for long-term growth,” said James Bindseil, Globalscape’s President and Chief Executive Officer. “I am confident that the plans in place will lead us to even higher returns in the future.”

Globalscape Fourth Quarter and Fiscal 2014 Financial Statements

•	Financial Statements (PDF)

Conference Call February 5, 2015 at 4:30 p.m. ET

Globalscape management will hold a conference call Thursday, February 5, 2015, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the fourth quarter and fiscal 2014. Those wanting to join should call 888-430-8691 or 719-325-2452 and use Conference ID # 8818285. A live webcast of the conference call will also be available in the investor relations page of the company's website at www.Globalscape.com. A webcast replay of the conference call will be available on the Company’s website for approximately 30 days after this call.

About Globalscape

San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

INVESTOR RELATIONS CONTACT
Contact: Jim Fanucchi
Phone Number: (408) 404-5400
Email: ir@globalscape.com

PRESS CONTACT
Contact: Christen Gentile
Phone Number: (210) 308-8267
Email: PR@globalscape.com

GlobalSCAPE, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$11,358	$9,455
Accounts receivable (net of allowance for doubtful accounts of $511 and $154 in 2014 and 2013, respectively)	5,938	3,765
Federal income tax receivable	-	113
Current deferred tax asset	285	184
Prepaid expenses	488	349
Total current assets	18,069	13,866

Fixed assets, net	616	744
Long term investments	3,185	3,122
Intangible assets, net	3,298	1,028
Goodwill	12,712	12,712
Deferred tax asset	407	1,476
Other assets	100	144
Total assets	$38,387	$33,092

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,111	$655
Accrued expenses	1,590	898
Deferred revenue	11,411	9,092
Income taxes payable	2	-
Long term debt, current portion	-	1,397
Total current liabilities	14,114	12,042

Deferred revenue, non-current portion	3,393	1,708
Long term debt, non-current portion	-	2,989
Other long term liabilities	52	60
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 20,989,267 and 19,592,117 shares issued at December 31, 2014 and December 31, 2013, respectively	25	20
Additional paid-in capital	18,367	15,834
Treasury stock, 403,581 shares, at cost, at December 31, 2014 and December 31, 2013	(1,452)	(1,452)
Retained earnings	3,888	1,891
Total stockholders’ equity	20,828	16,293
Total liabilities and stockholders’ equity	$38,387	$33,092

GlobalSCAPE, Inc.
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except per share amounts)

	Year Ended December 31,
	2014	2013

Operating Revenues:
Software licenses	$10,292	$9,210
Maintenance and support	15,033	13,650
Professional services	1,445	1,479
Total revenues	26,770	24,339
Operating Expenses:
Cost of revenues	1,018	1,011
Selling, general and administrative	15,224	14,881
Research and development	5,030	3,766
TappIn intangible asset impairment and earnout liability elimination	-	(128)
Depreciation and amortization	883	908
Total operating expenses	22,155	20,438
Income (loss) from operations	4,615	3,901

Other income (expense):
Interest expense	(105)	(227)
Interest income	63	62
Total other income (expense)	(42)	(165)
Income before income taxes	4,573	3,736
Provision for income taxes	1,547	(104)
Net income	$3,026	$3,840
Comprehensive income	$3,026	$3,840

Net income per common share - basic	$0.15	$0.21

Net income per common share - diluted	$0.15	$0.20

Weighted average shares outstanding:
Basic	20,163	18,626

Diluted	20,693	19,082

GlobalSCAPE, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	For the Year Ended December 31,
	2014	2013
Operating Activities:
Net income (loss)	$3,026	$3,840
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Bad debt expense	426	29
Depreciation and amortization	883	908
Stock-based compensation	521	666
Deferred taxes	968	(948)
Excess tax deficiency from exercise of share based compensation	227	156
TappIn intangible asset impairment and earnout liability elimination	-	(128)
Other	74	-
Changes in operating assets and liabilities:
Accounts receivable	(2,600)	(444)
Prepaid expenses	(139)	77
Federal income taxes	(112)	(315)
Other assets	44	(103)
Accounts payable	456	223
Accrued expenses	693	(455)
Deferred revenues	4,004	1,027
Other long-term liabilities	(8)	(2)
Net cash provided by operating activities	8,463	4,531
Investing Activities:
Software development costs	(2,847)	(899)
Purchase of property and equipment	(252)	(139)
Purchase of TappIn, Inc. and earnout payments	-	(500)
Interest on long term investments	(63)	(62)
Net cash provided by (used in) investing activities	(3,162)	(1,600)
Financing Activities:
Proceeds from exercise of stock options	2,243	890
Tax deficiency (benefit) from stock-based compensation	(227)	(156)
Notes payable principle payments	(4,386)	(1,338)
Dividends paid	(1,028)	(951)
Net cash provided by (used in) financing activities	(3,398)	(1,555)
Net increase in cash	1,903	1,376
Cash at beginning of period	9,455	8,079
Cash at end of period	$11,358	$9,455

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$117	$234
Income taxes	$701	$1,161

GlobalSCAPE, Inc.
Adjusted EBITDA Excluding Infrequent Items
(In Thousands)

	Year Ended December 31,
	2014	2013
Income (loss) from operations (before interest and taxes)	$4,615	$3,901
Add (subtract):
Depreciation and amortization:
Total depreciation and amortization	883	908
Amortization of capitalized software development costs	(577)	(174)
Stock-based compensation expense	521	666
Infrequent item:
TappIn intangible asset impairment and earnout liability elimination	-	(128)
Adjusted EBITDA Excluding Infrequent Items	$5,442	$5,173